                                                                    EXHIBIT 10.1



                                                                 LOAN NO. 21-139








                                 LOAN AGREEMENT


                                     BETWEEN

                        HELLER HEALTHCARE FINANCE, INC.,
                             A DELAWARE CORPORATION

                                    AS LENDER


                                       AND


                         ASSISTED LIVING CONCEPTS, INC.,
                            A NEVADA CORPORATION AND
                      CHAPTER 11 DEBTOR-IN-POSSESSION, AND

                      CARRIAGE HOUSE ASSISTED LIVING, INC.,
                           A DELAWARE CORPORATION AND
                         CHAPTER 11 DEBTOR-IN-POSSESSION

                            COLLECTIVELY, AS BORROWER



                                 $4,400,000 LOAN


                                 PORTFOLIO OF 8
                           ASSISTED LIVING FACILITIES

                                TABLE OF CONTENTS



RECITALS.....................................................................................1

ARTICLE I The Loan...........................................................................2

ARTICLE II Security..........................................................................4

ARTICLE III Conditions.......................................................................4

ARTICLE IV Representations and Warranties....................................................7

ARTICLE V Affirmative Covenants.............................................................11

ARTICLE VI Negative Covenants...............................................................14

ARTICLE VII Events of Default; Acceleration of Indebtedness; Remedies.......................14

ARTICLE VIII Miscellaneous..................................................................17



                     LIST OF EXHIBITS, SCHEDULES AND RIDERS


EXHIBIT A    -  Property Descriptions
EXHIBIT B    -  Subsidiary Indebtedness
EXHIBIT C    -  Interim Financing Order
EXHIBIT D    -  Litigation
EXHIBIT E    -  Approved Pre-Bankruptcy Expenses

SCHEDULE I   -  Calculation of Net Operating Income
SCHEDULE II  -  Index of Defined Terms

RIDER        -  Senior Housing Rider
EXHIBIT R-1  -  Units and Beds at Each Facility
EXHIBIT R-2  -  Licenses

                                                                 LOAN NO. 21-139



                                 LOAN AGREEMENT


               This LOAN AGREEMENT (this "AGREEMENT") is made as of the 3rd day of October, 2001 between ASSISTED LIVING CONCEPTS, INC., a Nevada corporation and Chapter 11 debtor-in-possession ("ALC") and CARRIAGE HOUSE ASSISTED LIVING, INC., a Delaware corporation and Chapter 11 debtor-in-possession ("CARRIAGE HOUSE"; ALC and Carriage House are hereinafter collectively referred to as "BORROWER") and HELLER HEALTHCARE FINANCE, INC., a Delaware corporation ("LENDER").


                                    RECITALS

               A. Lender has agreed to make a loan (the "LOAN") to Borrower in the aggregate principal amount of up to Four Million Four Hundred Thousand and No/100 Dollars ($4,400,000.00), subject to the terms and conditions contained herein. The Loan is evidenced on the Closing Date by that certain Promissory Note A of even date herewith made by Borrower in the original principal amount of Two Million Eight Hundred Sixty Thousand and No/100 Dollars ($2,860,000.00) ("NOTE A"), and by that certain Subordinated Promissory Note B of even date herewith made by Borrower in the original principal amount of One Million Five Hundred Forty Thousand and No/100 Dollars ($1,540,000.00) ("NOTE B") (Note A and Note B and all amendments thereto and substitutions therefor are hereinafter collectively referred to as the "Notes"). The terms and provisions of the Notes are hereby incorporated herein by reference in this Agreement.

               B. Each Borrower is the owner of certain real property more particularly described on Exhibit A hereto (collectively, the "PROPERTIES" and individually, a "PROPERTY") including the assisted living facilities and other improvements located thereon. The assisted living facilities and other improvements located at the Properties are collectively called the "IMPROVEMENTS". The Properties including the Improvements are collectively called the "PROJECT".

               C. Each Borrower is a "debtor-in-possession" pursuant to Chapter 11 of the Bankruptcy Code (defined in Section 1.2 below).

               D. Subject to the provisions of the Interim Financing Order and, if issued, the Final Financing Order (each defined in Article III below), Borrower will use the proceeds of the Loan for working capital and certain other uses set forth in Section 1.5 below.

               E. Borrower's obligations under the Loan will be secured by, among other things, (a) first priority Deeds of Trust/Mortgages, Assignments of Rents and Security Agreements (or documents of similar title) (individually, a "MORTGAGE" and collectively, the "MORTGAGES") encumbering each Property including the Improvements located thereon, (b) Assignments of Leases and Rents (collectively, the "ASSIGNMENTS OF LEASES") encumbering each Property including the Improvements located thereon, (c) the Subsidiary Note Assignment (defined in
Section 3.12 below), and (d) a Stock Pledge Agreement (the "PLEDGE") by ALC of 100% of the stock of the Subsidiaries (defined in Section 3.12 below).

This Agreement, the Notes, the Mortgages, the Assignments of Leases, the Environmental Indemnity, the Subsidiary Note Assignment, the Pledge, the Financing Orders (defined in Section 3.13 below) and any other documents evidencing or securing the Loan or executed in connection therewith, and any modifications, renewals and extensions thereof, are referred to herein collectively as the "LOAN DOCUMENTS." The definition of Loan Documents herein shall not include the Subsidiary Loan Documents (defined in Section 3.12 below).

               F. An index of defined terms appears on the attached Schedule II.

               NOW, THEREFORE, in consideration of the foregoing and the mutual conditions and agreements contained herein, the parties agree as follows:


                                   ARTICLE I
                                    THE LOAN

        1.1. DISBURSEMENTS. Subject to the other provisions of this Agreement, and so long as no default under any of the Loan Documents is then continuing, Lender shall disburse the Loan to Borrower for the uses set forth in Section 1.5 hereof.

        1.2. LOAN TERM. The Loan shall mature upon the earliest of (i) the date which is one (1) year after the Closing Date and (ii) the occurrence of any of the following: (A) Lender demands payment of Borrower's obligations to it following the occurrence of an Event of Default, (B) the appointment of a Chapter 11 trustee (or appointment of an examiner with expanded powers to operate a Borrower's business) in the Bankruptcy Case of any Borrower, (C) the effective date of a plan of reorganization for any Borrower as confirmed in its Bankruptcy Case, (D) the conversion of the Bankruptcy Case of any Borrower to a case under chapter 7 of the Bankruptcy Code, and (E) the dismissal of the Bankruptcy Case of any Borrower (such earliest date being referred to as the "MATURITY DATE").

             "CLOSING DATE" means the date on which the Interim Financing Order is entered.

             "BANKRUPTCY CASE" means any case under Chapter 11 of the Bankruptcy Code in which any Borrower is the debtor and debtor-in-possession, pending before the Bankruptcy Court.

             "BANKRUPTCY CODE" means the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as amended, and any successor statute.

             "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware or any other court of competent jurisdiction acceptable to ALC having jurisdiction over the Bankruptcy Case.

        1.3. INTEREST RATE. Borrower shall pay interest on the outstanding principal balance of the Loan at a floating rate per annum equal to the Base Rate plus five percent (5.00%) (the aggregate rate referred to as the "INTEREST RATE"). "BASE RATE" shall mean the rate published each day in The Wall Street Journal for notes maturing three (3) months after issuance under the caption "Money Rates, London Interbank Offered Rates (LIBOR)". The Interest Rate for each calendar month shall be fixed based upon the Base Rate published prior to and in effect on the first (1st) business day of such month; provided, however, the Interest Rate for the month in which the Closing Date occurs shall be fixed based upon the Base Rate published prior to and in effect on the first (1st) business day prior to the Closing Date. Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed.

        1.4. PAYMENTS. Borrower shall make interest payments monthly in arrears on the first (1st) day of each month, commencing on November 1, 2001, computed on the outstanding principal balance of the Loan at the Interest Rate.

        1.5. SOURCES AND USES. The sources and uses of funds for the contemplated transaction are as follows:


              SOURCES                                     USES
              -------                                     ----
     Loan:             $4,400,000        Working Capital:             $2,400,000
                                         Carveout Account :           $2,000,000

     Total:            $4,400,000        Total:                       $4,400,000

             Provided Borrower is not in default under the terms of any Loan Document and there is no ongoing default under the Subsidiary Loan Documents, Lender shall disburse all or any portion of the amounts allocated to Working Capital and fund the Carveout Account (as defined in the Interim Financing Order) within two (2) business days after Borrower provides written notice to Lender together with such information and documentation as Lender shall reasonably request regarding the uses of such funds. Within fifteen (15) days after the Closing Date Borrower, Lender and the financial institution with which the Carveout Account is established shall enter into a control account agreement reasonably acceptable to Lender and sufficient to create a lien in favor of Lender on the Carveout Account and the funds on deposit therein (subject to the Carveout Professionals' first lien thereon). Lender shall have no obligation to disburse any portion of the Loan for Working Capital unless and until Lender approves of a budget with respect to proposed expenditures on Working Capital. The Carveout Account shall be used by Borrower to make payments to the Carveout Professionals (as defined in, and pursuant to the terms of, the Interim Financing Order). The Carveout Professionals shall be permitted to take a first mortgage lien on the Careveout Account. A reduction in the amounts necessary for any of the uses shall result in an equal reduction in the amount of the Loan; provided, however, any amounts remaining in the Carveout Account after all payments to the Carveout Professionals have been made pursuant to the terms of the Interim Financing Order may be applied towards Working Capital.

        1.6. PREPAYMENTS OF LOAN. Borrower may prepay the outstanding principal balance of the Loan in full (but not in part) at any time together with all other amounts owing hereunder, provided Borrower gives Lender at least ten (10) business days prior written notice.


                                   ARTICLE II
                                    SECURITY

        2.1. COLLATERAL. The Loan and all other indebtedness and obligations under the Loan Documents, as well as all of the indebtedness and obligations of certain of the Subsidiaries under the Subsidiary Loan Documents (as such terms are defined in Section 3.12 below), shall be secured by liens on Borrowers' property as set forth in the following instruments (collectively, the "COLLATERAL"): (a) the Mortgages, (b) the Assignments of Leases, (c) the Subsidiary Note Assignment, (d) the Pledge, (e) the Carveout Account (subject to the first lien in favor of the Carveout Professionals) and (f) any other collateral or security described in this Agreement or the other Loan Documents.


                                  ARTICLE III
                                   CONDITIONS

             Lender's obligation to disburse the Loan is subject to Borrower's satisfaction of (i) the conditions contained in Sections 3.1, 3.4, 3.7, 3.8, 3.10, 3.12, 3.13 and 3.14 on or before the Closing Date, and (ii) the conditions subsequent contained in the remainder of this Article III within sixty (60) days after written request by Lender.

        3.1. LOAN DOCUMENTS. Lender shall have received the following Loan Documents, all in form and substance reasonably satisfactory to Lender, each signed by the Borrower:

             (a) this Agreement;

             (b) the Notes;

             (c) the Mortgages;

             (d) the Assignments of Leases;

             (e) such Uniform Commercial Code financing statements as Lender may reasonably require, with respect to the Borrower (but only with respect to property of Borrower used in connection with the Properties or as contemplated by the Mortgages or Assignments of Leases) or the Properties;

             (f) a hazardous wastes indemnity agreement ("ENVIRONMENTAL INDEMNITY");

             (g) the Subsidiary Note Assignment; and

             (h) the Pledge.

             In addition, Lender shall have received such Subsidiary Loan Documents executed by Borrower as Lender may reasonably require, including an acknowledgement and consent to the Subsidiary Loan Documents and a ratification of the existing Guaranty given by ALC with respect thereto.

        3.2. INTENTIONALLY OMITTED.

        3.3. APPRAISAL. Lender shall obtain an appraisal report for each Property, in form and content acceptable to Lender, prepared by an independent MAI appraiser in accordance with the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA") and the regulations promulgated pursuant to such act.

        3.4. TITLE POLICY AND ENDORSEMENTS. With respect to each Property, Lender shall have received a commitment for title insurance in an amount and issued by a title insurance company satisfactory to Lender (collectively, the "TITLE COMMITMENT"), in a form and amount acceptable to Lender, insuring marketability of title and insuring that the lien of each of the Mortgages is a valid first lien on the respective Property, as applicable, subject only to exceptions to title approved by Lender and as to each Property, the Permitted Liens, if any set forth in an exhibit to the Mortgage encumbering such Property. Within thirty (30) days after the Closing Date, Borrower shall, at its sole cost, cause the title company which issued the Title Commitment to issue to Lender a lender's form of title insurance policy with respect to each Property in the form of the Title Commitment (collectively, the "TITLE POLICY"). The Title Policy shall also contain any reinsurance and endorsements required by Lender including without limitation negative amortization, survey, access, tax parcel, subdivision, contiguity, non-imputation, variable rate, usury, last dollar, first loss, tie-in, subsequent disbursements and extended coverage endorsements (Comprehensive Form 1), to the extent available in the state where the respective Property is located.

        3.5. SURVEY. With respect to each Property, Lender shall have received and approved a survey of such Property and the Improvements thereon, dated no more than ninety (90) days prior to the date of the applicable Title Policy, prepared by a registered land surveyor in accordance with the 1999 American Land Title Association/ American Congress on Surveying and Mapping Standards and certified in favor of Lender and the title insurer. The surveyor shall certify that each Property is not in a flood hazard area as identified by the Secretary of Housing and Urban Development. The surveys shall be sufficient for the title insurer to remove the general survey exception in the applicable Title Policy, to the extent possible in the applicable state.

        3.6. ENVIRONMENTAL REPORT. Lender shall have received a Phase I Environmental audit of each Property. The audit shall (i) be addressed to Lender; (ii) state that Lender may rely thereon; and (iii) be acceptable to Lender in its reasonable discretion.

        3.7. LEASES. All leases, licenses and other agreements with regard to the occupancy of each Property, including patient and resident care agreements and service agreements which include an occupancy agreement (collectively, "LEASES"), shall be in form and substance reasonably acceptable to Lender. Borrower shall submit for Lender's approval a copy of the form of residential Lease Borrower proposes to utilize at each such Property, and all residential Leases entered into after the Closing Date shall be on forms reasonably approved by Lender (it being understood that Lender has already approved of the form of residential Lease used by certain of the Subsidiaries, which form has previously been delivered to Lender, and such form is acceptable for use by Borrower) without material modifications, other than modifications made in accordance with statutory, regulatory or other legal requirements. Lender must approve all non-residential Leases of space greater than 500 square feet or which provide for monthly rent payments greater than $1,000. On the Closing Date: all existing Leases shall be in full force and effect and within thirty (30) days of written request by Lender, Borrower shall submit a certified rent roll for each Property, certifying that all existing Leases are listed therein. If any non-residential Leases exist or are hereafter entered into with respect to any such Property, each tenant thereunder shall execute and deliver to Lender a subordination and attornment agreement in a form reasonably acceptable to Lender. The Property owned by Carriage House is leased to ALC. Upon written request by Lender, Carriage House and ALC will enter into a Subordination Agreement (in substantially the form used in the Subsidiary Loan Documents) in favor of Lender with respect to such lease.

        3.8. INSURANCE. With respect to each Property, Borrower shall have provided Lender with and Lender shall have approved copies of certificates evidencing the insurance policies required to be delivered pursuant to the Mortgages.

        3.9. COMPLIANCE WITH LAWS. Borrower shall have submitted and Lender shall have approved (a) a final certificate of occupancy (or the equivalent) for each Property and the Improvements thereon, and (b) evidence satisfactory to Lender that each Property and the Improvements thereon comply in all material respects with all applicable laws (including, without limitation, all building, zoning, density, land use, ordinances, regulations and planning requirements), covenants, conditions and restrictions, subdivision requirements (including, without limitation, parcel maps), and environmental impact and other environmental requirements.

        3.10. LOAN FEE AND CLOSING COSTS. Borrower and certain of the Subsidiaries have previously deposited with Lender a good faith deposit in the amount of $300,000 relating to proposed future financing by Lender. A portion of such deposit in the amount of $75,000.00 shall be used towards the loan fee in connection with the Loan, which loan fee shall be nonrefundable and shall be deemed fully earned upon receipt. An additional portion of such deposit in the amount of $127,500 shall be used towards closing costs incurred by Borrower in connection with the Loan. In the event that actual closing costs in connection with the Loan exceed $127,500, Borrower shall promptly pay such excess to Lender upon demand therefor by Lender.

        3.11. LICENSES. Borrower shall obtain, and deliver to Lender evidence satisfactory to Lender of, all licenses and permits necessary to operate each Property as an assisted living facility. All such licenses and permits shall be issued to and in the name of Borrower.

        3.12. SUBSIDIARY INDEBTEDNESS. ALC owns all of the issued and outstanding stock of ALC Ohio, Inc., ALC Pennsylvania, Inc., ALC Iowa, Inc., ALC Nebraska, Inc., ALC New Jersey, Inc., ALC Indiana, Inc., Nevada ALC, Inc., Texas ALC, Inc. and Carriage House (collectively, the "SUBSIDIARIES"). As of October 1, 2001, the outstanding principal balance of the indebtedness owed by each of the Subsidiaries to ALC was as shown on Exhibit B attached hereto (such balance, together with any future indebtedness of any Subsidiary to ALC approved in writing by Lender is hereinafter referred to as the "SUBSIDIARY INDEBTEDNESS"). On or before the Closing Date, ALC shall have caused a portion of the Subsidiary Indebtedness as indicated on Exhibit B to be capitalized by either canceling such indebtedness or contributing such indebtedness to the respective Subsidiary; and ALC shall deliver to Lender on the Closing Date written evidence thereof in form and substance reasonably acceptable to Lender. The promissory notes evidencing the remaining principal balance of the Subsidiary Indebtedness after the capitalization (and any Subsidiary Indebtedness hereinafter approved by Lender), as indicated on Exhibit B, shall be assigned by ALC to Lender on the Closing Date pursuant to a "SUBSIDIARY NOTE ASSIGNMENT". The assignment of such notes shall secure the indebtedness and obligations of Borrower hereunder and the indebtedness and obligations of certain of the Subsidiaries to Lender pursuant to that certain Loan Agreement dated February 20, 2001, as amended by that certain First Amendment to Loan Documents dated June 29, 2001 and as amended by that certain Second Amendment to Loan Documents dated of even date herewith among certain of the Subsidiaries, ALC and Lender (as an agent and a lender) (collectively, the "SUBSIDIARY LOAN AGREEMENT") and all of the loan documents (the "SUBSIDIARY LOAN DOCUMENTS") executed in connection with the Subsidiary Loan Agreement.

        3.13. INTERIM FINANCING ORDER. Borrower shall have obtained the entry of a Financing Order in the form of Exhibit C attached hereto (the "INTERIM FINANCING ORDER"). "FINANCING ORDER" and "FINANCING ORDERS" means any order or orders entered in the Bankruptcy Cases of Borrower authorizing Borrower to obtain the financing described in this Agreement.

        3.14. BANKRUPTCY COURT FINDINGS. The Bankruptcy Court shall have found that (a) Lender's making of the Loan contemplated by this Agreement is in "good faith" within the meaning of Section 364(e) of the Bankruptcy Code, and (b) the amount of the Loan is not in excess of the amount necessary to avoid immediate and irreparable harm to Borrower.

        3.15. ADDITIONAL ITEMS. Lender shall have received such other items as Lender may reasonably require, including without limitation, a physical condition report and UCC, tax, judgment, bankruptcy and lien searches on the Borrower.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

             As an inducement to Lender to disburse the Loan, Borrower hereby represents and warrants to Lender as follows, which representations and warranties shall be true as of the date hereof, and shall remain true throughout the term of the Loan:

        4.1. BORROWER EXISTENCE. Each Borrower is a corporation duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation with its principal place of business at 11835 NE Glen Widing Drive, Building E, Portland, Oregon 97220. ALC is in good standing and authorized to transact business in the states of Oregon, Nevada, Arizona and Nebraska. Carriage House is in good standing and authorized to transact business in the states of Nebraska and Delaware. Each Borrower is a debtor-in-possession pursuant to Chapter 11 of the Bankruptcy Code. Upon the effectiveness of the Interim Financing Order or Final Financing Order (defined in Section 5.10 below), the Loan Documents have each been duly authorized, executed and delivered and each constitutes the duly authorized, valid and legally binding obligation of each Borrower, enforceable against each Borrower in accordance with their respective terms and the terms of the Financing Orders.

        4.2. AUTHORITY. Subject to any required approval of the Bankruptcy Court, the Board of Directors of ALC has the authority to make all material business decisions (including a sale or refinance) for each Borrower during the term of the Loan. ALC owns 100% of the issued and outstanding stock in Carriage House free and clear of all liens, claims and encumbrances other than the Pledge.

        4.3. CORPORATE DOCUMENTS. A true and complete copy of the articles of incorporation and by-laws of each Borrower and all other documents creating and governing each Borrower (collectively, the "INCORPORATION DOCUMENTS"), have been furnished to Lender. There are no other agreements, oral or written, among any of the owners of any ownership interests in each Borrower relating to any of them. There are no other agreements to which any Borrower is a party which would affect, modify or supersede the Incorporation Documents. The Incorporation Documents were duly executed and delivered, are in full force and effect, and binding upon and enforceable in accordance with their terms. The Incorporation Documents constitute the entire understanding among the shareholders of each Borrower. No breach exists under the Incorporation Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time would constitute a breach under the Incorporation Documents.

        4.4. OTHER AGREEMENTS. No Borrower is in default under any contract, agreement or commitment to which it is a party, which default could reasonably be expected to have a material adverse effect on any Borrower, except as a result of the Bankruptcy Case filing. Subject to the entry of the Interim Financing Order and the Final Financing Order, the execution, delivery and compliance with the terms and provisions of this Agreement and the Loan Documents will not (i) to the best of Borrower's knowledge, violate any provisions of law or any applicable regulation, order or other decree of any court or governmental entity, or (ii) conflict or be inconsistent with, or result in any default under, any material contract, agreement or commitment to which any Borrower is bound. Borrower has delivered to Lender copies of any agreements (including leases) between each Borrower and any Affiliate related in any way to the Project and any other agreements or documents materially affecting the use and operation of the Project (excluding residential rental agreements and non-residential Leases of space less than 500 square feet or which provide for monthly rent payments less than $1,000).

        4.5. PROPERTIES. Fee simple title to each Property is owned by the Borrower indicated on Exhibit A free and clear of all liens, claims, encumbrances, covenants, conditions and restrictions, security interests and claims of others, except only such exceptions as have been approved in writing by Lender and except for the liens, if any, listed on Exhibit A (the "PERMITTED LIENS"). To the best of Borrower's knowledge, each Property and the Improvements thereon is in compliance in all material respects with all zoning requirements, building codes, subdivision improvement agreements, and all covenants, conditions and restrictions of record. The zoning and subdivision approval of each Property and the right and ability to, use or operate the Improvements are not in any way dependent on or related to any real estate other than such Property. To the best of Borrower's knowledge, there are no, nor are there any alleged or asserted, violations of law, regulations, ordinances, codes, permits, licenses, declarations, covenants, conditions, or restrictions of record, or other agreements relating to the Project, or any part thereof, except to the extent compliance is excused by the Bankruptcy Code or the Orders.

        4.6. PROPERTY ACCESS. Subject to such items as may be disclosed in a Schedule (approved by Lender) to this Agreement, to Borrower's knowledge, each Property is accessible through fully improved and dedicated roads accepted for maintenance and public use by the public authority having jurisdiction.

        4.7. UTILITIES. All utility services reasonably necessary and sufficient for the use or operation of each Property and the Improvements thereon are available including water, storm, sanitary sewer, gas, electric and telephone facilities.

        4.8. FLOOD HAZARDS/WETLANDS. Subject to such items as may be disclosed in a Schedule (approved by Lender) to this Agreement, to Borrower's knowledge, no Property is situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or as a wetlands by any governmental entity having jurisdiction over any Property.

        4.9. TAXES/ASSESSMENTS. There are no unpaid or outstanding real estate or other taxes or assessments on or against any Property or Improvements or any part thereof, except general real estate taxes not yet due or payable or taxes for which payment is stayed by the Bankruptcy Court. Copies of the current general real estate tax bills with respect to each Property and the Improvements thereon have been delivered to Lender. Each such bill covers the entire applicable Property and does not cover or apply to any other property. There is no pending or contemplated action pursuant to which any special assessment may be levied against any portion of the Project.

        4.10. EMINENT DOMAIN. There is no eminent domain or condemnation proceeding pending or, to the best of Borrower's knowledge threatened, relating to any Property or Improvements.

        4.11. LITIGATION. Except as set forth in Exhibit D attached hereto and except for the Bankruptcy Cases, there is no unstayed litigation, arbitration or other proceeding or governmental investigation pending or, to the best of Borrower's knowledge, threatened against or relating to any Borrower or any of their respective property, assets, or business, including the Project, which if decided adversely would materially and adversely affect the business, affairs, assets or financial condition of any Borrower, any Property or the Improvements located thereon, or the prospects for repayment of the Loan.

        4.12. ACCURACY. Neither this Agreement nor any document, financial statement, credit information, certificate or written statement furnished to Lender by any Borrower contains any untrue statement of a material fact or omits to state a material fact which would affect Lender's decision to make the Loan and all projections contained in such documents and statements are based on reasonable assumptions.

        4.13. FOREIGN OWNERSHIP. No Borrower is or will be held, directly or indirectly, by a "FOREIGN CORPORATION", "FOREIGN PARTNERSHIP", "FOREIGN TRUST", "FOREIGN ESTATE", "FOREIGN PERSON", "AFFILIATE" of a "FOREIGN PERSON" or a "UNITED STATES INTERMEDIARY" of a "FOREIGN PERSON" within the meaning of IRC Sections 897 and 1445, the Foreign Investments in Real Property Tax Act of 1980, the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.

        4.14. FINANCIAL STATEMENT/NO CHANGE. Borrower has heretofore delivered to Lender copies of the financial statements of ALC dated August 31, 2001. Said financial statements were prepared on a basis consistent with that of preceding years, and all of such financial statements present fairly the financial condition of ALC as of the dates in question and the results of operations for the periods indicated. Since the dates of such statements, other than the filing of the Bankruptcy Cases by Borrower, there has been no material adverse change in the business or financial condition of Borrower. Borrower has no material contingent liabilities not provided for or disclosed in said financial statements or arising as a result of the Bankruptcy Case or incurred in the ordinary course of business.

        4.15. NO BROKER. No brokerage commission or finder's fee is owing to any broker or finder arising out of any actions or activity of Borrower in connection with the Loan.

        4.16. SUBSIDIARY INDEBTEDNESS. The outstanding principal balance of the Subsidiary Indebtedness indicated on Exhibit B is true and correct in all material respects as of the date specified therein.

        4.17. SPECIAL PURPOSE ENTITY. Carriage House: (i) does not hold, directly or indirectly, any ownership interest (legal or equitable) in any real or personal property other than the interest which it owns in its Property and other assisted living facilities and land, any personal property used in connection therewith, any Leases thereof and any contract rights with respect thereto; (ii) is not a shareholder or partner or member of any other entity; and
(iii) does not conduct any business other than the ownership, management and operation of its Property and other assisted living facilities and land.

        4.18. EMPLOYEES. Carriage House does not have any employees and shall not have any employees until after the date on which the entire principal balance of the Loan and all interest thereon and all other sums due pursuant to the Loan Documents have been repaid in full.


                                   ARTICLE V
                              AFFIRMATIVE COVENANTS

        5.1. INSPECTION. Subject to the rights of tenants under Leases, Lender and its authorized agents may enter upon and inspect the Project at all reasonable times upon reasonable advance notice given orally or in writing to Borrower. Lender, at Borrower's expense, shall retain one or more independent consultants to periodically inspect the Project and all documents, drawings, plans, and consultants' reports relating thereto; provided, however, that such inspections shall not occur more frequently than annually unless an Event of Default has occurred and is continuing or Lender has a good faith reason to do so. On the first (1st) day of each month during the term of the Loan, each Borrower shall pay to Lender, in addition to all other amounts due under the Loan Documents, the sum of Two Hundred Fifty and No/100 Dollars ($250.00), which Lender shall apply against the cost of the aforesaid inspections.

        5.2. BOOKS AND RECORDS/AUDITS. Borrower shall keep and maintain at all times at Borrower's address stated below, or such other place as Lender may approve in writing, complete and accurate books of accounts and records adequate to reflect the results of the operation of the Project on a Property-by-Property basis and to provide the financial statements required to be provided to Lender pursuant to Section 5.3 below and copies of all written contracts, correspondence, reports of Lender's independent consultant, if any, and other documents affecting the Project. Lender and its designated agents shall have the right to inspect and copy any of the foregoing at all reasonable times upon reasonable advance notice. Additionally, Lender may audit and determine, in Lender's sole and absolute discretion, the accuracy of Borrower's records and computations; provided, however, that such audits shall not occur more frequently than annually unless an Event of Default has occurred and is continuing or Lender has a good faith reason to do so. The costs and expenses of the audit shall be paid by Borrower if the audit discloses a monetary variance in any financial information or computation equal to or greater than the greater of: (i) five percent (5%); or (ii) Five Thousand and No/100 Dollars ($5,000.00) more than any computation submitted by Borrower.

        5.3. FINANCIAL STATEMENTS; BALANCE SHEETS. Borrower shall furnish to Lender such financial statements and other financial information as Lender may from time to time reasonably request. All such financial statements shall show all material contingent liabilities and shall accurately and fairly present the results of operations and the financial condition of Borrower at the dates and for the period indicated. Without limitation of the foregoing, Borrower shall furnish to Lender the following statements:

             5.3.1. MONTHLY AND ANNUAL OPERATING STATEMENTS. Statements of the operation of the Project on a Property-by-Property basis (including a current rent roll, monthly operating statements, monthly delinquency reports and monthly schedules of receivables) as of the last day of each month, to be delivered within twenty (20) days after the end of each month and certified by Borrower as true, correct, and complete, and yearly statements of the operation of the Project on a Property-by-Property basis, to be delivered within ninety (90) days after the end of each fiscal year and certified by Borrower as true, correct, and complete.

             5.3.2. ANNUAL BALANCE SHEETS AND FINANCIAL STATEMENTS. Annual audited and quarterly unaudited consolidated balance sheets and financial statements from Borrower, within ninety (90) days of the end of each fiscal year which are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles, and fairly present in all material respects the financial condition(s) of the person(s) referred to therein as of the date(s) indicated.

             5.3.3. AUDITS. If Borrower fails to furnish or cause to be furnished promptly any report required by this Section 5.3, or if Lender reasonably deems such reports to be unacceptable, Lender may elect (in addition to exercising any other right and remedy) to conduct an audit of all books and records of Borrower which in any way pertain to the Project and to prepare the statement or statements which Borrower failed to procure and deliver. Such audit shall be made and such statement or statements shall be prepared at Lender's option, either internally by Lender or by an independent firm of certified public accountants to be selected by Lender. Borrower shall pay all reasonable costs and expenses of the audit and other services, whether performed internally or by an independent firm, which costs and expenses shall be immediately due and payable with interest thereon at the default rate contained in the Notes.

        5.4. USE OF PROCEEDS. Borrower shall use the proceeds of the Loan for proper business purposes. No portion of the proceeds of the Loan shall be used by Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Act of 1933 or the Securities Exchange Act of 1934.

        5.5. NOTICE OF LITIGATION OR DEFAULT. Borrower shall within a reasonable period of time provide Lender with:

             (a) written notice of any litigation, arbitration, or other proceeding or governmental investigation pending or, to Borrower's knowledge, threatened against or relating to any Borrower or any Property, which if decided adversely, could reasonably be expected to have a material adverse effect on any Borrower or any Property; and

             (b) a copy of all notices of material default and violations of laws, regulations, codes, ordinances and the like received by any Borrower relating to any Borrower, the Collateral or any Property (other than any defaults caused by the filing of the Bankruptcy Cases).

        5.6. AFFILIATE TRANSACTIONS. Any agreement by a Borrower with an Affiliate pertaining to the Project shall be on terms no less favorable to such Borrower than would be obtained from a non-Affiliate. Borrower shall deliver to Lender a copy of each such agreement. If requested by Lender, such agreement shall provide Lender the right to terminate it upon Lender's (or its designee's) acquisition of the Project through foreclosure, a deed-in-lieu of foreclosure, UCC sale or otherwise.

             "AFFILIATE" means with respect to any individual, trust, estate, partnership, limited liability company, corporation or any other incorporated or unincorporated organization (each a "PERSON"), a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with any Borrower; any officer, director, partner or shareholder of such Borrower; any relative of any of the foregoing. The term "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        5.7. ADVERTISEMENT. Borrower agrees to allow Lender to advertise in the various news or financial media that Lender has provided financing to Borrower.

        5.8. REPLACEMENT RESERVE. At the time of and in addition to the monthly installments of interest due under the Notes, Borrower shall pay to Lender, an amount equal to the product of Twenty-Five and No/100 Dollars ($25.00) multiplied by the number of units in the Project (the "REPLACEMENT RESERVE"). The Replacement Reserve funds shall be placed in an interest bearing account, with all interest earned to be credited to Borrower. On the Maturity Date, the monies then remaining on deposit with Lender shall be applied against the Indebtedness or if all Indebtedness has been indefeasibly paid in full, returned to Borrower. So long as no Event of Default is then continuing, Borrower may request Lender to disburse funds from the Replacement Reserve (which request will include a reasonably detailed description of the capital expenditures at the Property which Borrower intends to pay for with such funds), which request shall not be unreasonably denied by Lender. If requested by Lender, each disbursement request will be accompanied by copies of invoices, lien waivers and other evidence reasonably required by Lender.

        5.9. NO PROPERTY MANAGER. Borrower is and shall remain the sole manager and operator of each of the Properties, and Borrower shall not permit or contract with any other Person to manage or operate any of the Properties.

        5.10. FINAL FINANCING ORDER. Borrower shall obtain the entry of a Financing Order (the "FINAL FINANCING ORDER") on or before October 31, 2001, which Final Financing Order shall contain the same terms as the Interim Financing Order with such changes as Lender may approve in its sole discretion.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

        6.1. NO AMENDMENTS. Borrower shall not amend, modify or terminate, or permit the amendment, modification or termination of the Incorporation Documents.

        6.2. NO ADDITIONAL INDEBTEDNESS. Carriage House shall not, without Lender's prior written consent, incur additional indebtedness, except for (a) trade payables in the ordinary course of business, (b) up to $50,000 in the aggregate for purchase money debt to purchase and, capital leases of, vehicles, equipment and other capital items to be used solely in connection with the operation of its Property and which are reasonably related to the operation of assisted living facilities, and (c) the Subsidiary Indebtedness indicated on Exhibit B with respect to Carriage House.

        6.3. INTENTIONALLY OMITTED.

        6.4. LIENABLE WORK. No excavation, construction, earth work, site work or any other mechanic's lienable work shall be done to or for the benefit of any Property, without Lender's approval, which shall not be unreasonably withheld, except for normal repair and maintenance in the ordinary course of business and up to $25,000 of work annually at each Property which does not decrease the value of such Property.

        6.5. CONVERSION. Borrower shall not, and shall not permit, the Project or any portion thereof to be converted or take any preliminary actions which could lead to a conversion to condominium or cooperative form or ownership.

        6.6. USE OF PROPERTY. Unless required by applicable law, Borrower shall not permit changes in the use of any Property from the use existing at the Closing Date. Borrower shall not initiate or acquiesce in a change in the plat of subdivision, or zoning classification of any Property without Lender's prior written consent.


                                  ARTICLE VII
            EVENTS OF DEFAULT; ACCELERATION OF INDEBTEDNESS; REMEDIES

        7.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" under this Agreement:

             (a) Failure of Borrower to pay, within five (5) days of the due date, any interest or principal payment required to be made under the Notes or this Agreement, and within five (5) days after notice, any of the other payment obligations of Borrower to Lender, including any other payment due under the Notes or this Agreement or the other Loan Documents (all interest, principal and all other amounts coming due under any of the Loan Documents is referred to collectively as the "INDEBTEDNESS"); or

             (b) A breach of the representations contained in Section 4.17 (special purpose entity), or failure of Borrower to strictly comply with the provisions of Sections 5.1

        (inspection; provided, however, Borrower's obligation to pay for the cost of inspections pursuant to Section 5.1 shall be treated as a payment obligation pursuant to subsection 7.1(a) above.) or 5.10 (final financing order); or

             (c) Breach of any covenant, representation or warranty, whether in this Agreement or in any other Loan Document, other than as set forth in subsections (a) and (b) above, which is not cured within thirty (30) days after notice; provided, however, if such breach cannot by its nature be cured within thirty (30) days, and Borrower diligently pursues the curing thereof (and then in all events cures such failure within sixty (60) days after the original notice thereof), Borrower shall not be in default hereunder; provided, further that if such breach results from the commencement of any administrative or other proceeding seeking license revocation or suspension or limitation on admission of residents to any of the Properties (collectively, "REGULATORY ACTION") by any federal or state regulatory agency, and Borrower is unable to cure such breach within the cure period set forth in the immediately preceding proviso, then Borrower shall not be in default hereunder as a result of such Regulatory Action unless (a) Borrower fails to promptly, in any event, within thirty (30) days following such Regulatory Action, commence resolution of the matter and thereafter diligently and continuously prosecute in good faith a settlement, dismissal or resolution of such Regulatory Action; (b) the Property in question fails to be continuously operated by Borrower as an assisted living facility; or (c) the license to operate the Property in question has terminated and Borrower has no appeal rights; or

             (d) Without prior approval of the Bankruptcy Court and the prior written consent of Lender, Borrower makes any payment of any proceeds constituting part of the Loan or other cash to any unsecured creditor of Borrower on account of claims arising prior to the commencement of the Bankruptcy Case (including without limitation payments in respect of reclamation claims of unpaid suppliers of goods delivered to Borrower prior to the commencement of the Bankruptcy Case (regardless of whether such claims have been granted administrative expense priority status pursuant to Section 546(c) of the Bankruptcy Code) prior to confirmation of a plan of reorganization, but excluding any payments necessary to cure defaults under any executory contracts or unexpired leases assumed by Borrower with the approval of the Bankruptcy Court and ALC employee wages, ALC payroll taxes, ALC employee benefits, utility bills and other amounts payable prior to the commencement of the Bankruptcy Case which are described on Exhibit E attached hereto; or

             (e) A petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against any Subsidiary (excluding Carriage House) (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within sixty
        (60) days of its filing), or a custodian, receiver or trustee for any property owned by any Subsidiary (excluding Carriage House) is appointed, or any Subsidiary (excluding Carriage House) makes an assignment for the benefit of creditors, or any of them are adjudged insolvent by any state or federal court of competent jurisdiction, or any of them admit their insolvency or inability to pay their debts as they become due or an attachment or execution is levied against any of their respective properties. Upon the occurrence of an Event of Default specified in this subsection 7.1(e) which is caused by (A) any Borrower, any Subsidiary or any party to the Plan Support Agreement among Borrower and others dated ______________, 2001, (the "PLAN AGREEMENT"), or (B) any entity or person which is not a party to the Plan Agreement and which causes Lender to suffer a loss, then in addition to all other remedies which Lender may have as a result of such event, Borrower shall also pay Lender an exit fee in the amount of $1,000,000; or

             (f) Borrower fails to perform any of the terms, covenants, conditions or provisions contained in any of the Financing Orders or any of the Financing Orders is vacated; or

             (g) The occurrence of a default and the expiration of any cure period applicable thereto under any Loan Document; or

             (h) Any Event of Default under (and as defined in) any of the Subsidiary Loan Documents; or

             (i) Except to the extent that such default, or the exercise of remedies with respect to such default, is excused or prevented by the Bankruptcy Court or applicable bankruptcy law, Borrower shall default in the payment of any indebtedness in an aggregate outstanding principal amount greater than $500,000 (other than the Indebtedness), and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; or

             (j) Any written statement, report or certificate made or delivered to Lender by any Borrower is not materially true and complete when made; or

             (k) If at any time the Debt Coverage Ratio for the Project for the immediately preceding three (3) months shall fall below 1.50:1.00.; or

             (l) If at any time the Project Yield for the immediately preceding three (3) months shall fall below twenty-five percent (25%); or

             (m) If Borrower fails to fulfill a condition subsequent described in Article III above within sixty (60) days after such item is requested in writing by Lender.

        "DEBT COVERAGE RATIO" means the ratio of (i) Net Operating Income from the Project for a particular period, as determined by Lender's audit, at Borrower's expense (or at Lender's option, as reasonably determined by Lender), to (ii) payments of interest due on the Loan for the same period.

        "PROJECT YIELD" means the quotient (expressed as a percentage) as reasonably determined by Lender of (x) the annualized Net Operating Income from the Project, as determined by Lender's audit, at Borrower's expense (or at Lender's option, as reasonably estimated by Lender), divided by (y) the then-current outstanding principal balance of the Loan plus all accrued but unpaid interest thereon.

        For purposes of subsections 7.1(k) and (l) above only, the term "PROJECT" shall also include all of the Included Properties as defined in the Subsidiary Loan Agreement and the term "LOAN" shall also include the Loan as defined in the Subsidiary Loan Agreement.

        7.2. ACCELERATION; REMEDIES. Upon the occurrence of an Event of Default, at the option of Lender, the Indebtedness shall become immediately due and payable without notice to Borrower and Lender shall be entitled to all of the rights and remedies provided in the Loan Documents or at law or in equity. Each remedy provided in the Loan Documents is distinct and cumulative to all other rights or remedies under the Loan Documents or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.


                                  ARTICLE VIII
                                  MISCELLANEOUS

        8.1. EXPENDITURES AND EXPENSES. Borrower shall promptly pay all reasonable Costs (defined below) incurred by Lender in connection with the documentation, closing, making disbursements, modification, workout, collection or enforcement of the Loan or any of the Loan Documents (as applicable); the documentation, negotiation or preparation of any loan documents in connection with a possible financing to be extended to Borrower or any of its subsidiaries by Lender upon the effective date of a confirmed plan or reorganization in any Bankruptcy Case, whether or not such financing closes; and in connection with the Bankruptcy Cases (including, without limitation, reasonable attorneys fees and expenses incurred in connection with any action to lift the automatic stay of Section 362 of the Bankruptcy Code, any other action or participation by Lender in the Bankruptcy Cases or any defense or participation by Lender in any lender liability or other actions involving Lender or the validity, priority, extent of liens or otherwise affecting the Collateral); and all such Costs shall be included as additional Indebtedness bearing interest at the interest rate then applicable to the Indebtedness until paid. For the purposes hereof "COSTS" means all expenditures and expenses which may be paid or incurred by or on behalf of Lender including repair costs, payments to remove or protect against liens, attorneys' fees (including fees of Lender's inside counsel), receivers' fees, engineers' fees, accountants' fees, independent consultants' fees (including environmental consultants), all costs and expenses incurred in connection with any of the foregoing, Lender's out-of-pocket costs and expenses related to any audit or inspection of the Project, outlays for documentary and expert evidence, stenographers' charges, stamp taxes, publication costs, and costs (which may be estimates as to items to be expended after entry of an order or judgment) for procuring all such abstracts of title, title and UCC searches, and examination, title insurance policies, Torrens' Certificates and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any action or to evidence to bidders at any foreclosure sale of the Project the true condition of the title to, or the value of, the Project or any part thereof.

        8.2. DISCLOSURE OF INFORMATION. Lender shall have the right (but shall be under no obligation) to make available to any party for the purpose of granting participations in or selling, transferring, assigning or conveying all or any part of the Loan (including any governmental agency or authority and any prospective bidder at any foreclosure sale of the Project or any part thereof) any and all information which Lender may have with respect to the Project and Borrower, whether provided by Borrower or any third party or obtained as a result of any environmental assessments. Lender agrees to exercise reasonable efforts to keep any confidential information delivered in connection with the Loan Documents, confidential from Persons other than those employed by or engaged by Lender and those employed by or engaged by Lender's assignees or participants, or potential assignees or participants; provided, however, this sentence shall not apply to disclosures required to be made by Lender to any regulatory or governmental agency or pursuant to legal process or in connection with any dispute with Borrower or arising out of the Loan Documents in any way. Borrower agrees that Lender shall have no liability whatsoever as a result of delivering any such information to any third party, and Borrower, on behalf of itself and its successors and assigns, hereby release and discharge Lender from any and all liability, claims, damages, or causes of action, arising out of, connected with or incidental to the delivery of any such information to any third party.

        8.3. SALE OF LOAN. Notwithstanding anything to the contrary contained herein but subject to the exceptions listed below, so long as no Event of Default is then continuing, Lender shall not sell or assign its interest in the Loan without the prior written consent of ALC, which consent shall not be unreasonably withheld, conditioned or delayed. The immediately preceding sentence shall not apply to the following situations: (i) the sale (or repurchase) by Lender of any participation(s) in all or any part of its interest in the Loan, (ii) the sale or assignment of Lender's interest in the Loan (or any portion thereof) to any Person with assets of one billion dollars or more on a consolidated basis at the time of such transaction, (iii) the sale or assignment of Lender's interest in the Loan (or any portion thereof) to an affiliate of Lender, or (iv) the sale or assignment of Lender's interest in the Loan (or any portion thereof) if done in connection with the sale, assignment or other disposition of all or any substantial portion of Lender's portfolio of real estate or healthcare loans of a similar nature.

        8.4. FORBEARANCE BY LENDER NOT A WAIVER. Any forbearance by Lender in exercising any right or remedy under any of the Loan Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. Lender's acceptance of payment of any sum secured by any of the Loan Documents after the due date of such payment shall not be a waiver of Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender's right to accelerate the maturity of the Loan, nor shall Lender's receipt of any awards, proceeds, or damages under
Section 4 of the Mortgage operate to cure or waive Borrower's default in payment of sums secured by any of the Loan Documents. With respect to all Loan Documents, only waivers made in writing by Lender shall be effective against Lender. Lender may, in its sole discretion, waive, temporarily or permanently, any condition to the making of the Loan or any other term in any of the Loan Documents, by delivering a written confirmation thereof to Borrower.

        8.5. GOVERNING LAW; SEVERABILITY. The Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Illinois, except that the provisions of the laws of the state in which each Mortgage is recorded shall be applicable to the creation, perfection and enforcement of the lien created by that Mortgage. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect or impair the validity, legality or enforceability of the remainder of this Agreement, and to this end, the provisions of this Agreement are declared to be severable.

        8.6. RELATIONSHIP. The relationship between Lender and Borrower shall be that of creditor-debtor only. No term in this Agreement or in the other Loan Documents and no course of dealing between the parties shall be deemed to create any relationship of agency, partnership or joint venture or any fiduciary duty by Lender to any other party.

        8.7. INDEMNITY. Borrower shall indemnify, protect, hold harmless and defend Lender, its successors, assigns, shareholders, directors, officers, employees, and agents from and against any and all loss, damage, cost, expense (including reasonable attorneys' fees), and claims arising out of or in connection with (a) the Project, (b) the Collateral, (c) the Bankruptcy Case,
(d) any act or omission of any Borrower or its employees or agents, whether actual or alleged, and (e) any and all brokers' commissions or other costs of similar type by any party in connection with the Loan, in each case except to the extent arising from the indemnitee's gross negligence or willful misconduct. Upon written request by an indemnitee, Borrower will undertake, at its own costs and expense, on behalf of such indemnitee, using counsel reasonably satisfactory to the indemnitee, the defense of any legal action or proceeding whether or not such indemnitee shall be a party and for which such indemnitee is entitled to be indemnified pursuant to this section. At Lender's option, Lender may, at Borrower's expense, prosecute or defend any action involving the priority, validity or enforceability of any of the Loan Documents.

        8.8. NOTICE. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier or U.S. Mail and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (Chicago time) on a business day; provided that a hard copy of such notice is also sent pursuant to (c) or (d) below; (c) if by overnight courier, on the first business day after delivery to the courier; or (d) if by U.S. Mail, certified or registered mail, return receipt requested on the fourth (4th) day after deposit in the mail postage prepaid.

Notices to Borrower:          Assisted Living Concepts, Inc.,
                              11835 NE Glenn Widing Drive
                              Building E
                              Portland, Oregon 97220
                              Attn: Drew Miller and Sandra Campbell
                              Telecopy: (503) 252-2916

with a copy to:               Latham & Watkins
                              633 West Fifth Street
                              Suite 400
                              Los Angeles, California 90071
                              Attn: Gary Olson
                              Telecopy: (213) 891-8763

Notices to Lender:            Heller Healthcare Finance, Inc.
                              Loan No. 21-139
                              2 Wisconsin Circle
                              Suite 400
                              Chevy Chase, Maryland 20815
                              Attn:  Manager, Portfolio Administration Group
                              Telecopy: (301) 664-9843

With a copy to:               Heller Healthcare Finance, Inc.
                              Loan No. 21-139
                              500 West Monroe Street
                              Chicago, Illinois  60661
                              Attn:  Kevin McMeen, Senior Vice President
                              Telecopy: (312) 441-7119

And a copy to:                Heller Healthcare Finance, Inc.
                              Loan No. 21-139
                              816 Congress Avenue
                              Suite 1900
                              Austin, Texas  78701
                              Attn: Diana Pennington, Vice President and Chief
                              Counsel, Senior Living Group
                              Telecopy: (512) 505-5487

        8.9. SUCCESSORS AND ASSIGNS BOUND; JOINT AND SEVERAL LIABILITY; AGENTS; AND CAPTIONS. The covenants and agreements contained in the Loan Documents shall bind, and the rights thereunder shall inure to, the respective successors and assigns of Lender and Borrower, subject to the provisions of this Agreement. All covenants and agreements of Borrower shall be joint and several. In exercising any rights under the Loan Documents or taking any actions provided for therein, Lender may act through its employees, agents or independent contractors as authorized by Lender. The captions and headings of the paragraphs and sections of this Agreement are for convenience only and are not to be used to interpret or define the provisions hereof.

        8.10. TERMS AND USAGE. As used in the Loan Documents "BUSINESS DAY" means any day, other than a Saturday or a Sunday, when banks in Chicago, Illinois are not required or authorized to be closed.

        8.11. INTENTIONALLY OMITTED.

        8.12. TIME OF ESSENCE. Time is of the essence of this Agreement and the other Loan Documents and the performance of each of the covenants and agreements contained herein and therein.

        8.13. VENUE. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF THE BANKRUPTCY COURT AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURT. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURT AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. IF (A) THE BANKRUPTCY CASE IS DISMISSED, (B) THE BANKRUPTCY COURT ABSTAINS FROM HEARING ANY ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS ("FINANCING AGREEMENT PROCEEDINGS"), OR
(C) THE BANKRUPTCY COURT REFUSES TO EXERCISE JURISDICTION OVER A FINANCING AGREEMENT PROCEEDING OR OTHERWISE REFUSES TO HEAR ANY FINANCING AGREEMENT PROCEEDING, THEN ALL SUCH FINANCING AGREEMENT PROCEEDINGS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

        8.14. JURY TRIAL WAIVER. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT

TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

        8.15. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and together shall constitute the Agreement.

        8.16. FINAL AGREEMENT. This Agreement (including the Senior Housing Rider attached hereto and hereby made a part hereof), together with the other Loan Documents, represents the entire agreement among Borrower and Lender and supersedes all prior agreements among the parties with respect to the Loan.

        8.17. AMENDMENTS. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any of the other Loan Documents, or consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement or has caused the same to be executed by their duly authorized representatives as of the date first above written.



                             BORROWER:

                             ASSISTED LIVING CONCEPTS, INC.,
                             a Nevada corporation and Chapter 11
                             debtor-in-possession


                             By:________________________________________________
                                     Sandra Campbell, Senior Vice President,
                                     General Counsel and Secretary



                             CARRIAGE HOUSE ASSISTED LIVING, INC.,
                             a Delaware corporation and Chapter 11
                             debtor-in-possession


                             By:________________________________________________
                                     Sandra Campbell, Secretary


                             LENDER:

                             HELLER HEALTHCARE FINANCE, INC.,
                             a Delaware corporation


                             By:________________________________________________
                             Name:______________________________________________
                             Its:_______________________________________________

                                    EXHIBIT A

                              PROPERTY DESCRIPTIONS



PROPERTY 1
----------
Name of Borrower:                           Carriage House Assisted Living, Inc.

Name and Address of Property:               Cottonwood House
                                            3271 29th Avenue
                                            Columbus, NE  68601

Legal Description:                          See following page

Permitted Liens:                            None

                                    EXHIBIT A

                              PROPERTY DESCRIPTIONS



PROPERTY 2
----------
Name of Borrower:                           Assisted Living Concepts, Inc.

Name and Address of Property:               Baldwin House
                                            10401 North 79th Avenue
                                            Peoria, AZ  85345

Legal Description:                          See following page

Permitted Liens:                            None

                                    EXHIBIT A

                              PROPERTY DESCRIPTIONS



PROPERTY 3
----------
Name of Borrower:                           Assisted Living Concepts, Inc.

Name and Address of Property:               Mondell House
                                            15155 West Mondell Road
                                            Surprise, AZ  85374

Legal Description:                          See following page

Permitted Liens:                            None

                                    EXHIBIT A

                              PROPERTY DESCRIPTIONS



PROPERTY 4
----------
Name of Borrower:                           Assisted Living Concepts, Inc.

Name and Address of Property:               Powell House
                                            806 West Longhorn Road
                                            Payson, AZ  85541

Legal Description:                          See following page

Permitted Liens:                            None

                                    EXHIBIT A

                              PROPERTY DESCRIPTIONS



PROPERTY 5
----------
Name of Borrower:                           Assisted Living Concepts, Inc.

Name and Address of Property:               Grayson House
                                            7509 East Long Look Drive
                                            Prescott Valley, AZ  86314

Legal Description:                          See following page

Permitted Liens:                            None

                                    EXHIBIT A

                              PROPERTY DESCRIPTIONS



PROPERTY 6
----------
Name of Borrower:                           Assisted Living Concepts, Inc.

Name and Address of Property:               Aurora House
                                            675 West Broadway
                                            Apache Junction, AZ  85220

Legal Description:                          See following page

Permitted Liens:                            None

                                    EXHIBIT A

                              PROPERTY DESCRIPTIONS



PROPERTY 7
----------
Name of Borrower:                           Assisted Living Concepts, Inc.

Name and Address of Property:               Copper Hills House
                                            12234 E. North Frontage Road
                                            Yuma, AZ  85367

Legal Description:                          See following page

Permitted Liens:                            None

                                    EXHIBIT A

                              PROPERTY DESCRIPTIONS



PROPERTY 8
----------
Name of Borrower:                           Assisted Living Concepts, Inc.

Name and Address of Property:               Cameron House
                                            244 North Extension Road
                                            Mesa, AZ  85201

Legal Description:                          See following page

Permitted Liens:                            None

                                    EXHIBIT B

                             SUBSIDIARY INDEBTEDNESS



-------------------------------------------------------------------------------------------------
                                   Outstanding
                                Principal Balance         Amount of         Remaining Principal
                                  of Subsidiary           Subsidiary             Balance of
                               Indebtedness as of     Indebtedness To Be         Subsidiary
         Subsidiary              October 1, 2001      Capitalized by ALC        Indebtedness
-------------------------------------------------------------------------------------------------
ALC Ohio, Inc.,                  $ 9,985,310.61         $3,000,000.00          $ 6,985,310.61
-------------------------------------------------------------------------------------------------
ALC Pennsylvania, Inc.           $10,059,003.25         $3,000,000.00          $ 7,059,003.25
-------------------------------------------------------------------------------------------------
ALC, Iowa, Inc.                  $ 6,563,833.29         $3,000,000.00          $ 3,563,833.29
-------------------------------------------------------------------------------------------------
ALC Nebraska, Inc.               $ 2,835,161.23         $2,835,161.23          $         0.00
-------------------------------------------------------------------------------------------------
ALC New Jersey, Inc.             $ 4,090,867.77         $3,000,000.00          $ 1,090,867.77
-------------------------------------------------------------------------------------------------
ALC Indiana, Inc.                $20,562,255.74         $3,000,000.00          $17,562,255.74
-------------------------------------------------------------------------------------------------

                                    EXHIBIT C

                             INTERIM FINANCING ORDER

                                    EXHIBIT D

                                   LITIGATION


1. Confidential Preliminary Inquiry of the Securities and Exchange Commission (the "SEC"). After the inception of the class action securities litigation against ALC in February, 1999, the enforcement division of the SEC informed ALC that the SEC had begun a confidential preliminary inquiry. The SEC requested that ALC voluntarily participate in the inquiry by providing documents the SEC had requested. ALC voluntarily participated by providing those documents. The SEC has not commenced any formal investigation to ALC's knowledge.

2. Assisted Living Concepts, Inc. v. National Union Fire Insurance Company of Pittsburgh, Pennsylvania ("NUFI"). This arbitration proceeding arises out of the coverage dispute involving the Policy that NUFI issued effective October 21, 1997, insuring ALC and its officers and directors during the three-year policy period against claims of wrongful acts, including securities claims. When the class action securities litigation commenced, ALC tendered the claim to NUFI, which accepted it with a reservation of rights. NUFI never issued any notice of rescission. In fact, on September 1, 2000, NUFI consented to settlement of the class action litigation, including payment of its full policy limits to plaintiffs. However, at the same time and despite having consented to the settlement of the class action and payment of its policy limits, NUFI continues to assert a claim to rescission based on fraud in certain of ALC's financial statements, later restated. NUFI alternatively asserts the right to reimbursement from ALC, asserting that coverage is excluded because the insureds "improperly profited." With regard to NUFI's claims, in the settlement agreement NUFI agreed to cap its potential recovery in an amount not to exceed $4 million. Under the settlement agreement, even if NUFI were to prevail, any amount awarded NUFI would not be due until 90 days after ALC satisfied its obligations to the class action plaintiffs, with any such awarded amount subordinated to new or refinancing of existing obligations. Because mediation between the parties failed, ALC filed a Demand for Arbitration on or about September 19, 2000. The parties have selected the arbitrators, and no hearing is currently scheduled ; however, it is anticipated that if there is a hearing, it will occur in the first quarter of 2002.

3. Complaint Investigations at Bennett House, Christina House and Whitlock House. Between August 8, 2001 and August 16, 2001, the Department of Health for the State of Indiana investigated complaints at the above referenced facilities located in New Albany, Franklin and Crawfordsville, Indiana, respectively. These investigations were to ensure ALC's compliance with the Program Description agreed to with the Department in early 2001 regarding services the Houses are authorized to provide under Indiana law. To the best of ALC's knowledge, the Department has taken no action as a result of the investigations.

                                    EXHIBIT E

                        APPROVED PRE-BANKRUPTCY EXPENSES


1.           Ordinary Course Professionals               $   158,480

2.           Wages and Benefits                          $ 4,500,000

3.           Sales and Use Taxes                         $     6,400

4.           Utilities                                   $ 1,300,000

5.           Worker's Compensation Policies              $   500,000

6.           Goods Ordered Prepetition                   $ 1,500,000

7.           Common Carriers and Warehouse Fees          $    38,000

8.           Critical Trade Vendors                      $ 1,000,000

9.           Prepetition Refunds to Residents            $ 2,500,000

10.          Regulatory Agency Fees                      $   125,000

11.          TOTAL                                       $11,660,000

                                   SCHEDULE I

                       CALCULATION OF NET OPERATING INCOME


"NET OPERATING INCOME" means annualized Revenue less Expenses, all as determined by Lender in its reasonable discretion.

"REVENUE" means the lesser of (i) annualized Adjusted Actual Rent or (ii) annualized Monthly Effective Rent. In determining Revenue, the occupancy factor utilized shall be the lesser of (a) actual occupancy or (b) an assumed ninety-five percent (95%) occupancy rate.

"ADJUSTED ACTUAL RENT" means (a) all amounts collected from tenants of the Property (excluding ALC) for the most current month three (3) months, excluding nonrecurring income and non-property related income (as determined by Lender in its reasonable discretion) and income from tenants (i) that are thirty (30) or more days delinquent, (ii) that are in bankruptcy (even if current), (iii) non-residential tenants whose leases terminate within six (6) months (as adjusted for space re-leased upon terms acceptable to Lender in its reasonable discretion) or (iv) that have been delinquent four (4) or more times during the past twelve (12) months, and (b) other revenue not to exceed ten percent (10%) of the amounts included in clause (a) above for laundry, vending, parking and other occupancy payments (but excluding late fees and interest income) based upon collections for the previous three (3) months annualized.

"MONTHLY EFFECTIVE RENT" means an amount equal to (x) total rent due over the term of the leases less any payments or concessions which Lender, in its sole discretion, deems to be a rent concession, divided by (y) the total number of months in the leases.

"EXPENSES" means actual and customary operating expenses on a stabilized accrual basis for the previous three (3) month period (as reasonably adjusted and annualized by Lender), incurred by any Borrower, including: (i) recurring expenses (e.g., tenant improvements, leasing commissions, carpeting replacement, appliance and drapery replacement and such others as reasonably determined by Lender), (ii) real estate taxes, (iii) management fees (whether paid or not) in an amount not less than four percent (4%) of effective gross income, and (iv) a replacement reserve (whether drawn and whether reserved or not) of not less than Three Hundred and No/100 Dollars ($300.00) per unit.

                                   SCHEDULE II

                             INDEX OF DEFINED TERMS


DEFINED TERM                                                               PAGE
------------                                                               ----
Adjusted Actual Rent - Schedule I.............................................1
Affiliate....................................................................13
Agreement.....................................................................1
ALC...........................................................................1
Assignments of Leases.........................................................1
Bankruptcy Case...............................................................2
Bankruptcy Code...............................................................2
Bankruptcy Court..............................................................2
Base Rate.....................................................................3
Borrower......................................................................1
business day.................................................................21
Carriage House................................................................1
Closing Date..................................................................2
Collateral....................................................................4
control......................................................................13
Costs........................................................................17
Debt Coverage Ratio.......................,..................................17
Environmental Indemnity.......................................................4
Event of Default.............................................................14
Expenses - Schedule I.........................................................1
Final Financing Order........................................................14
FINANCING AGREEMENT PROCEEDINGS..............................................21
Financing Order...............................................................7
FIRREA........................................................................5
Improvements..................................................................1
Incorporation Documents.......................................................8
Indebtedness.................................................................15
Interest Rate.................................................................3
Interim Financing Order.......................................................7
Leases........................................................................5
Lender........................................................................1
Loan..........................................................................1
Loan Documents................................................................2
Management and Operating Agreement............................................4
Maturity Date.................................................................2
Monthly Effective Rent - Schedule I...........................................1
Mortgage......................................................................1
Mortgages.....................................................................1
Net Operating Income - Schedule I.............................................1
Note A........................................................................1
Note B........................................................................1
Notes.........................................................................1
Permitted Liens...............................................................9
Person.......................................................................13
Plan Agreement...............................................................16
Pledge........................................................................2
Project.......................................................................1
Project Yield................................................................17
Properties....................................................................1
Property......................................................................1
Regulatory Action............................................................15
Replacement Reserve..........................................................13
Revenue - Schedule I..........................................................1
Subsidiaries..................................................................7
Subsidiary Indebtedness.......................................................7
Subsidiary Loan Agreement.....................................................7
Subsidiary Loan Documents.....................................................7
Subsidiary Note Assignment....................................................7
Title Commitment..............................................................5
Title Policy..................................................................5

                              SENIOR HOUSING RIDER


               THIS SENIOR HOUSING RIDER is attached to and made a part of that certain Loan Agreement dated as of the 3rd day of October, 2001, among ASSISTED LIVING CONCEPTS, INC., a Nevada corporation and Chapter 11 debtor-in-possession ("ALC"), CARRIAGE HOUSE ASSISTED LIVING, INC., a Delaware corporation and Chapter 11 debtor-in-possession ("CARRIAGE HOUSE"; ALC and Carriage House are hereafter collectively referred to as "BORROWER") and HELLER HEALTHCARE FINANCE, INC., a Delaware corporation ("LENDER"). To the extent of any conflict between the terms and provisions of this Rider and the terms and provisions of the Loan Agreement, the terms and provisions of this Rider shall govern and control the rights and obligations of the parties.

               R-1. All terms not defined in this Rider shall have the meanings ascribed to such terms as set forth in the Loan Agreement.

               R-2. The following representations, warranties and covenants are hereby added to the representations, warranties and covenants contained in the Loan Agreement

               Borrower represents, covenants, and warrants, as of the date hereof and through the term of Loan, as follows:

               (a) Borrower is using and operating or upon completion of the Improvements will use and operate the Properties and Improvements (collectively, the "FACILITIES") as independent and assisted living facilities, with the number of units specified on Exhibit R-1 hereto (as modified from time to time with Lender's consent, which consent Lender may grant or withhold in its reasonable discretion, the "LICENSED USE"). Borrower complies and throughout the term of the Loan will comply in all material respects with all federal, state and local laws, regulations, quality and safety standards, accreditation standards and requirements applicable to use and operation of the Facilities of the applicable state regulatory authority (each a "DOH") and all other federal, state or local governmental authorities including those relating to the quality and adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies, additions to facilities and services and fee splitting. The Facilities which are owned, leased or operated by Borrower shall be operated at all times in compliance with such laws and requirements.

               (b) All governmental licenses, permits, regulatory agreements or other approvals or agreements necessary or desirable for the Licensed Use of the Facilities are held or upon completion of the Improvements will be held by Borrower in the name of the Borrower as required under applicable law and are or upon completion of the Improvements will be in full force and effect, including a valid certificate of need ("CON"), if applicable or similar certificate, license, or approval issued by the DOH for the requisite number of units and beds in the Facilities, and a provider agreement or other required documentation of approved provider status for each provider payment or reimbursement program listed on Exhibit R-2 hereto (collectively, the "LICENSES"). So long as the Loan remains outstanding, Borrower shall operate the

        Facilities in a manner such that the Licenses shall remain in full force and effect. True and complete copies of the Licenses have been delivered to Lender.

               (c) The Licenses, including without limitation, the CON, if applicable:

                      (i) May not be, and have not been, and will not be
               transferred to any location other than the Facilities;

                      (ii) Are not and will not be pledged as collateral
               security for any other loan or indebtedness; and

                      (iii) Are held or upon completion of construction of the
               Facility will be held free and will remain free from restrictions or known conflicts which would materially impair the use or operation of the Facilities for the Licensed Use, and shall not be provisional, probationary or restricted in any way.

               (d) Borrower shall not:

                      (i) Rescind, withdraw or revoke the Licenses for the
               Facilities, or amend, modify, supplement, or otherwise alter the nature, tenor or scope of the Licenses for the Facilities;

                      (ii) Amend or otherwise change the Facilities' authorized
               units or beds capacity and/or the number of units or beds approved by the DOH;

                      (iii) Replace or transfer all or any part of the
               Facilities' units or beds to another site or location; or

                      (iv) Voluntarily transfer or encourage the transfer of any resident of the Facilities to any other Facilities unless such transfer is for reasons relating to the health or safety of the resident to be transferred, employees, guests and other persons.

               (e) In the event Borrower elects in its sole discretion to participate in Medicare or Medicaid, each Facility so participating will be and thereafter will remain, in compliance with all requirements for participation in Medicare and Medicaid, as applicable, including the Medicare and Medicaid Patient Protection Act of 1987 for so long as Borrower elects to participate in such program. Such Facilities will be and will thereafter remain for so long as Borrower elects to participate in Medicare or Medicaid or third party provider programs, in conformance in all material respects with all insurance, reimbursement and cost reporting requirements, and will have a provider agreement in full force and effect under Medicare and Medicaid, as applicable.

               (f) There is no and during the term of the Loan shall be no existing, pending or to Borrower's knowledge, threatened revocation, suspension, termination, probation, restriction, limitation, or nonrenewal affecting Borrower or the Facilities of any participation or provider agreement with any third-party payor, including Medicare, Medicaid, Blue Cross and/or Blue Shield, and any other private commercial insurance managed care and employee assistance program (such programs, the "THIRD-PARTY PAYORS' PROGRAMS") to which Borrower presently or at any time hereafter is subject. All Medicaid, Medicare, and private insurance cost reports and financial reports submitted by Borrower are and will be materially accurate and complete and have not been and will not be misleading in any material respects. No cost reports for the Facilities remain open or unsettled, except as otherwise disclosed in Exhibit R-2 hereto.

               (g) Except as otherwise disclosed to Lender before the Closing Date, none of Borrower or the Facilities is or will be the subject of any proceeding by any governmental agency, and no notice of any violation has been or will be issued by a governmental agency that would, directly or indirectly, or with the passage of time:

                      (i) Materially impact Borrower's ability to accept and/or
               retain patients at a Facility; or

                      (ii) Have a material adverse effect on Borrower's ability
               to accept and/or retain patients or operate the Facilities for the Licensed Use or result in the imposition of a fine or sanction or a lower rate certification or a lower reimbursement rate for services rendered to eligible patients;

                      (iii) Modify, limit or annul or result in the transfer,
               suspension, or revocation or imposition of probationary use of any of the Licenses; or

                      (iv) Affect Borrower's continued participation in the
               Medicaid or Medicare programs or any other of the Third-Party Payors' Programs, or any successor programs thereto, at then current rate certifications.

               (h) The Facilities and the use thereof complies, or upon completion will comply and thereafter will continue to comply, in all material respects with all applicable local, state and federal building codes, fire codes, health care, senior housing and other regulatory requirements (the "PHYSICAL PLANT STANDARDS") and no waivers of Physical Plant Standards exist at the Facilities.

               (i) No Facility has received a "Level A" (or equivalent) violation under Medicare or Medicaid, as applicable, and no statement of charges or deficiencies has been made or penalty enforcement action has been undertaken against the Facilities, or Borrower, or against any officer or director of Borrower by any governmental agency during the last three calendar years, and there have been no violations over the past three years which would threaten the Facilities' or Borrower's certification for participation in Medicare or Medicaid or the other Third-Party Payors' Programs.

               (j) There are no current, pending or outstanding Medicaid, Medicare or Third-Party Payors' Programs reimbursement audits or appeals pending at the Facilities, and there are no years that are subject to audit.

               (k) There are no current or pending Medicaid or Medicare or Third-Party Payors' Programs recoupment efforts at the Facilities. Borrower is not a participant in any federal program whereby any governmental agency may have the right to recover funds by reason of the advance of federal funds, including those authorized under the Hill-Burton Act (42 U.S.C. 291, et seq.).

               (l) Borrower will not pledge its receivables related to the Facilities as collateral security for any other loan or indebtedness.

               (m) There are no and there will remain no patient or resident care agreements with patients or residents or with any other persons which deviate in any material adverse respect from the standard form customarily used at the Facilities as of the date hereof, a copy of which standard form agreement has been delivered to Lender.

               (n) All patient or resident records at the Facilities, including patient or resident trust fund accounts, are true and correct in all material respects, and will remain true and correct in all material respects.

               (o) Any agreement relating to the management or operation of the Facilities (each a "MANAGEMENT AND OPERATING AGREEMENT") and the manager or operator thereunder shall be subject to Lender's reasonable approval and no Management and Operating Agreement shall be modified, amended or terminated without Lender's prior consent, which consent shall not be unreasonably withheld. ALC will manage and operate each of the Facilities at all times. In the event of foreclosure or other acquisition of the Facilities by Lender or its designee or any purchaser at a foreclosure sale, Borrower, Lender, any subsequent operator or any subsequent purchaser need not obtain a CON prior to applying for and receiving Medicare or Medicaid payments, as applicable.

               (p) None of Borrower or the Facilities shall, other than in the normal course of business, change the terms of any of the Third-Party Payors' Programs now or hereinafter in effect or their normal billing payment or reimbursement policies and procedures with respect thereto (including the amount and timing of finance charges, fees and write-offs).

               (q) On or before the Closing Date and from time to time thereafter, upon the request of Lender, and during the continuance of an Event of Default, Borrower shall complete, execute and deliver to Lender any applications, notices, documentation, and other information necessary or desirable, in Lender's sole judgment, to permit Lender or its designee (including a receiver) to obtain, maintain or renew any one or more of the Licenses for the Facilities (or to become the owner of the existing Licenses for the

        Facilities) and to obtain any other provider agreements, licenses or governmental authorizations then necessary or desirable for the operation of the Facilities by Lender or its designee for the Licensed Use (including, without limitation, any applications for change of ownership of the existing Licenses or change of control of the owner of the existing Licenses). Upon an occurrence of an Event of Default but subject to the Financing Orders, (i) Lender is hereby authorized (without the consent of Borrower) to submit any such applications, notices, documentation or other information which Borrower caused to be delivered to Lender in accordance with the above provisions to the applicable governmental authorities, or to take such other steps as Lender may deem advisable to obtain, maintain or renew any License or other license or governmental authorization in connection with the operation of the Facilities for the Licensed Use, and Borrower agrees to cooperate with Lender in connection with the same and (ii) Borrower, upon demand by Lender, shall take any action necessary or desirable, in Lender's sole judgment, to permit Lender or its designee (including a receiver) to use, operate and maintain the Facilities for the Licensed Use. If Borrower fails to comply with the provisions of this subsection
        (q) for any reason whatsoever, but subject to the Financing Orders Borrower hereby irrevocably appoints Lender and its designee as Borrower's attorney-in-fact, with full power of substitution, to take any action and execute any documents and instruments necessary or desirable in Lender's sole judgment to permit Lender or its designee to undertake Borrower's obligations under this subsection (q), including without limitation, obtaining any licenses or governmental authorizations then required for the operation of the Facilities by Lender or its designee for the Licensed Use. The foregoing power of attorney is coupled with an interest and is irrevocable and Lender may exercise its rights thereunder in addition to any other remedies which Lender may have against Borrower as a result of Borrower's breach of the obligations contained in this subsection (q).

               (r) Borrower shall at all times fully comply in all material respects with all obligations under the contracts and leases with residents of the Facilities, and Borrower shall not commit or permit any default by Borrower thereunder. Borrower hereby indemnifies and holds harmless Lender and agrees to defend Lender (with counsel acceptable to Lender) from and against any (i) claims, proceedings or causes of action brought by any resident of the Facilities, and (ii) loss, damage, cost or expense, including reasonable attorneys' fees, incurred or suffered by Lender as a result of any (x) breach by Borrower of any contract or lease with a resident of the Facilities or (y) violation of any license or any federal, state or local law governing the Facilities or the use, operation or maintenance thereof for the Licensed Use, in each case except to the extent arising from such indemnitee's gross negligence or willful misconduct.

                                   EXHIBIT R-1

                             UNITS AT EACH FACILITY



          PROPERTIES                              UNITS
          ----------                              -----
1.        Columbus, NE                             39
2.        Peoria, AZ                               50
3.        Surprise, AZ                             50
4.        Payson, AZ                               39
5.        Prescott Valley, AZ                      39
6.        Apache Junction, AZ                      48
7.        Yuma, AZ                                 48
8.        Mesa, AZ                                 50

                                   EXHIBIT R-2

                                    LICENSES



1. License to operate an Assisted Living Center between Arizona Department of Health Services and Aurora House dated May 11, 2001.

2. License to operate an Assisted Living Center between Arizona Department of Health Services and Cameron House dated April 11, 2001.

3. License to operate an Assisted Living Center between Arizona Department of Health Services and Powell House dated January 24, 2001.

4. License to operate an Assisted Living Center between Arizona Department of Health Services and Baldwin House dated November 27, 2000.

5. License to operate an Assisted Living Center between Arizona Department of Health Services and Grayson House dated November 24, 1999.

6. License to operate an Assisted Living Center between Arizona Department of Health Services and Mondell House dated February 15, 2001.

7. License to operate an Assisted Living Home between Arizona Department of Health Services and Copper Hills House dated May 9, 2001.

8. License to operate an Assisted Living Facility between State of Nebraska Department of Health and Human Services Regulation and Licensure and Cottonwood House dated April 6, 2001.